SIXTEENTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This sixteenth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between Listed Funds Trust (“Trust”) and Foreside Fund Services, LLC (together, the “Parties”) is effective as of January 20, 2025.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

LISTED FUNDS TRUST	FORESIDE FUND SERVICES, LLC
By: /s/ Chad Fickett	By: /s/ Teresa Cowan
Name: Chad Fickett	Name: Teresa Cowan
Title: Secretary	Title: President
Date: January 20, 2026	Date: January 20, 2026

Exhibit A
As of January 20, 2025

Roundhill Video Games ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Small Cap Equity ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Core Bond ETF
Overlay Shares Municipal Bond ETF
Roundhill Sports Betting & iGaming ETF
Horizon Kinetics Inflation Beneficiaries ETF
Overlay Shares Hedged Large Cap Equity ETF
Overlay Shares Short-Term Bond ETF
Swan Hedged Equity US Large Cap ETF
Roundhill Ball Metaverse ETF
Alexis Practical Tactical ETF
Spear Alpha ETF
Roundhill Cannabis ETF
STF Tactical Growth & Income ETF
STF Tactical Growth ETF
Horizon Kinetics Blockchain Development ETF
Horizon Kinetics Medical ETF
Horizon Kinetics SPAC Active ETF
Horizon Kinetics Energy and Remediation ETF
Roundhill Magnificent Seven ETF
Fortuna Hedged Bitcoin ETF (f/k/a Fortuna Hedged Bitcoin Fund)
Horizon Kinetics Japan Owner Operator ETF
Horizon Kinetics Texas ETF